UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

KID BRANDS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on July 25, 2011 (the “Original 8-K”) by Kid Brands, Inc. (the “Company”) solely for the purpose of disclosing under Item 5.07 of Form 8-K the Company’s decision, following its annual meeting of shareholders, as to how frequently it will conduct future shareholder advisory votes regarding the compensation of the Company’s named executive officers. This Form 8-K/A does not otherwise revise the Original 8-K.

Section 5 — Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of the Company held on July 19, 2011, the Company’s shareholders (by a plurality of votes cast) recommended, on an advisory basis, that the Company’s future advisory votes on executive compensation be held every year. Based on the shareholders’ recommendation and other factors, on December 6, 2011, the Board of Directors of the Company determined that it will include advisory votes on executive compensation in its proxy materials every year until the next advisory vote on the frequency of shareholder advisory votes on executive compensation, which will occur no later than the Company’s Annual Meeting of Stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2011		KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb

Marc S. Goldfarb Senior Vice President and General Counsel